Exhibit 99.1

Contact: Chris Brandon Vice President, Investor Relations chris.brandon@jackinthebox.com 619.902.0269

Jack in the Box Inc. Reports Third Quarter 2024 Earnings
Jack in the Box same-store sales of (2.2%)
Del Taco same-store sales of (3.9%)
Jack in the Box systemwide sales of (1.3%); Del Taco systemwide sales of (3.2%)
Diluted loss per share of ($6.26), including a $162.6 million non-cash goodwill impairment charge for Del Taco
Operating EPS of $1.65
Jack in the Box signed 3 development agreements with new franchisees for 28 new restaurants
Jack in the Box entering Chicago market with multiple company-owned openings in FY 2025
Jack in the Box progressing on tech and digital transformation with nearly 100 restaurants on our new POS system and our next generation app going live on September 1st
Del Taco's three most recent restaurant openings, in Florida and Virginia, all set new company records for first-week sales

SAN DIEGO, Calif. August 6, 2024 – Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the Jack in the Box and Del Taco brands in the third quarter, ended July 7, 2024.
“I am proud of our teams and how they continue to enhance the guest experience and deliver operational improvements during a challenging sales environment for our entire industry,” said Darin Harris, Jack in the Box Chief Executive Officer. “We continue to focus on value and ways we can improve transactions with the low-income guest — while at the same time, doubling down on our strengths of innovation, variety and late night. We will strive to finish the year strong with positive momentum heading into 2025, while continuing to execute against our strategic initiatives to achieve our long-term growth and profitability ambitions.”

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Jack in the Box Inc.

Jack in the Box Performance
Same-store sales decreased 2.2% in the third quarter, comprised of franchise same-store sales decline of 2.4% and company-owned same-store sales increase of 0.1%. Transactions were down from prior year although slightly improved from last quarter. Systemwide sales for the third quarter decreased 1.3%.
Restaurant-Level Margin(1), a non-GAAP measure, was $21.1 million, or 21.0%, down from $21.1 million, or 21.8%, a year ago driven primarily by higher costs for labor and other restaurant operating costs, partially offset by lower food and packaging costs. The increase in labor was driven in large part from implementing California's new minimum wage law.
Franchise-Level Margin(1), a non-GAAP measure, was $74.6 million, or 41.1%, a decrease from $75.3 million, or 41.1%, a year ago. The decrease was mainly driven by the decline in franchise sales for the quarter.
Jack in the Box net restaurant count remained flat in the third quarter, with three restaurant openings and three restaurant closures. Since the launch of the development program in mid-2021, the company has 96 signed agreements for a total of 437 restaurants, with 46 restaurants opened to date.

Jack in the Box Same-Store Sales:	12 Weeks Ended
	July 7, 2024	July 9, 2023
Company	0.1%	6.9%
Franchise	(2.4%)	8.0%
System	(2.2%)	7.9%

Jack in the Box Restaurant Counts:

	2024			2023
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at Q2'24	144	2,051	2,195	140	2,047	2,187
New	—	3	3	—	6	6
Closed	—	(3)	(3)	—	(2)	(2)
Restaurant count at end of Q3'24	144	2,051	2,195	140	2,051	2,191
Q3'24 QTD Net Restaurant Increase	—	—	—

YTD Net Restaurant Increase	1.4%	0.3%	0.4%

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Jack in the Box Inc.

Del Taco Performance
Same-store sales decreased 3.9% in the third quarter, comprised of franchise same-store sales decline of 4.1% and company-operated same-store sales decline of 3.5%. Sales performance resulted from a decline in transactions, partially offset by an increase in average check. Systemwide sales for the fiscal third quarter decreased 3.2%.
Restaurant-Level Margin(1), a non-GAAP measure, was $8.8 million, or 13.4%, down from $17.7 million, or 17.4%, a year ago. The decrease was due mainly to refranchising restaurants, and the margin percentage decline was driven by increased costs for labor and utilities, partially offset by menu price increases. The increase in labor as a percentage of sales was a result of implementing California's new minimum wage law and the sales decline.
Franchise-Level Margin(1), a non-GAAP measure, was $5.8 million, or 27.1%, compared to $5.5 million, or 36.7%, a year ago. The decrease in margin percentage was driven by the impact of refranchising and the associated increase in pass-thru rent and marketing fees.
Del Taco restaurant count in the third quarter had five restaurant openings and three restaurant closings. Subsequent to the quarter, 27 Del Taco restaurants were refranchised, which included a development agreement for 25 additional restaurants.

Del Taco Same-Store Sales:	12 Weeks Ended
	July 7, 2024	July 9, 2023
Company	(3.5%)	1.7%
Franchise	(4.1%)	1.8%
System	(3.9%)	1.7%

Del Taco Restaurant Counts:

	2024			2023
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at Q2'24	166	429	595	273	322	595
New	1	4	5	—	2	2
Refranchised	—	—	—	(50)	50	—
Closed	(2)	(1)	(3)	(2)	(1)	(3)
Restaurant count at end of Q3'24	165	432	597	221	373	594
Q3'24 QTD Net Restaurant Increase	(1)	3	2

YTD Net Restaurant Increase/(Decrease)	(3.5)%	2.6%	0.8%

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Jack in the Box Inc.

Company-Wide Performance
Third quarter diluted loss per share was ($6.26). Operating Earnings Per Share(2), a non-GAAP measure, was $1.65 in the third quarter of fiscal 2024 compared with $1.45 in the prior year quarter.
Total revenues decreased 7.0% to $369.2 million, compared to $396.9 million in the prior year quarter. The lower revenue is primarily the result of the Del Taco refranchising transactions. Net loss was ($122.3) million for the third quarter of fiscal 2024, with the loss resulting from the goodwill impairment noted below. This compared with net earnings of $29.2 million for the third quarter of fiscal 2023. Adjusted EBITDA(3), a non-GAAP measure, was $78.9 million in the third quarter of fiscal 2024 compared with $81.6 million for the prior year quarter.
Company-wide SG&A expense for the third quarter was $29.6 million, a decrease of $10.0 million compared to the prior year quarter. The decrease was due primarily to lower incentive-based compensation, a favorable adjustment to our workers compensation and general liability reserves, and gains on the cash surrender value of our company-owned life insurance policies. When excluding net COLI gains, G&A was 2.0% of systemwide sales.
During the third quarter, the Company recognized a goodwill impairment of $162.6 million to the Del Taco reporting unit. This is a non-cash charge that does not impact future operations and is the result of an internal goodwill impairment assessment triggered by i) a recent negative trend in Del Taco same store sales, ii) lower margins due in part to wage increases required in California effective April 1, 2024 under AB 1228, iii) unfavorable changes in the economic environment impacting our industry, including inflation and interest rates, and iv) a sustained lower share price.
The income tax provisions reflect an effective tax rate of negative 0.1% in the third quarter of 2024, as compared to 32.6% in the third quarter of fiscal year 2023. The rate for the quarter was primarily due to the impairment of non-deductible goodwill. The non-GAAP adjusted tax rate for the third quarter of 2024 was 26.2%.
(1) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."
(2) Operating Earnings Per Share represents the diluted earnings per share on a GAAP basis, excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.
(3) Adjusted EBITDA represents net earnings on a GAAP basis excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Capital Allocation
The Company repurchased 0.3 million shares of our common stock for an aggregate cost of $15.1 million in the third quarter. As of the end of the third quarter, there was $195.0 million remaining under the Board-authorized stock buyback program.
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Jack in the Box Inc.

On August 2, 2024, the Board of Directors declared a cash dividend of $0.44 per share, to be paid on September 19, 2024, to shareholders of record as of the close of business on August 30, 2024.

Guidance & Outlook Updates
Based on the year to date actual results and updated assumptions for the remainder of the year, the company’s updated expectations for the fiscal year ending September 29, 2024 include the following:
FY 2024 Company-wide Guidance
•Adjusted EBITDA of $320-$325 million
•Operating EPS of $6.10-$6.25
•SG&A (excluding COLI gains/losses) of approximately $160 million

FY 2024 Jack in the Box Segment Guidance
•Same Store Sales of approximately (1.0%)
•Company-Owned Restaurant Level Margin of approximately 22%

FY 2024 Del Taco Segment Guidance
•Same Store Sales of approximately (1.5%)
•Company-Owned Restaurant Level Margin of approximately 14%

Conference Call
The Company will host a conference call for analysts and investors on Tuesday, August 6, 2024, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (888) 596-4144 and using ID 7573961.

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Jack in the Box Inc.

About Jack in the Box Inc.
Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with approximately 2,200 restaurants across 23 states, and Del Taco®, the second largest Mexican-American QSR chain by units in the U.S. with approximately 600 restaurants across 17 states. For more information on both brands, including franchising opportunities, visit www.jackinthebox.com and www.deltaco.com.
Category: Earnings

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)
(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	July 7, 2024	July 9, 2023	July 7, 2024	July 9, 2023
Revenues:
Company restaurant sales	$166,480	$198,516	$557,618	$671,311
Franchise rental revenues	89,125	86,248	288,147	278,598
Franchise royalties and other	55,293	54,970	183,707	185,342
Franchise contributions for advertising and other services	58,273	57,208	192,544	184,531
	369,171	396,942	1,222,016	1,319,782
Operating costs and expenses, net:
Food and packaging	46,251	58,556	156,297	199,799
Payroll and employee benefits	57,917	63,871	185,025	217,547
Occupancy and other	32,365	37,274	106,773	127,920
Franchise occupancy expenses	57,989	53,930	187,704	173,803
Franchise support and other costs	3,853	4,079	12,907	8,623
Franchise advertising and other services expenses	60,444	59,569	200,201	192,875
Selling, general and administrative expenses	29,580	39,617	113,200	129,164
Depreciation and amortization	13,827	14,460	46,206	48,460
Pre-opening costs	851	182	1,918	667
Goodwill impairment	162,624	—	162,624	—
Other operating expenses (income), net	5,641	7,656	16,343	5,135
Losses (gains) on the sale of company-operated restaurants	65	(5,794)	1,384	(10,323)
	471,407	333,400	1,190,582	1,093,670
Earnings (loss) from operations	(102,236)	63,542	31,434	226,112
Other pension and post-retirement expenses, net	1,579	1,608	5,264	5,359
Interest expense, net	18,402	18,662	61,491	64,167
Earnings (loss) before income taxes	(122,217)	43,272	(35,321)	156,586
Income taxes	83	14,104	23,316	47,657
Net earnings (loss)	$(122,300)	$29,168	$(58,637)	$108,929

Net earnings (loss) per share:
Basic	$(6.29)	$1.42	$(2.98)	$5.25
Diluted	$(6.26)	$1.41	$(2.96)	$5.22

Weighted-average shares outstanding:
Basic	19,454	20,487	19,690	20,738
Diluted	19,541	20,649	19,836	20,861

Dividends declared per common share	$0.44	$0.44	$1.32	$1.32

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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	July 7, 2024	October 1, 2023
ASSETS
Current assets:
Cash	$21,646	$157,653
Restricted cash	29,112	28,254
Accounts and other receivables, net	86,228	99,678
Inventories	4,160	3,896
Prepaid expenses	12,121	16,911
Current assets held for sale	29,408	13,925
Other current assets	6,598	5,667
Total current assets	189,273	325,984
Property and equipment:
Property and equipment, at cost	1,271,679	1,258,589
Less accumulated depreciation and amortization	(851,443)	(846,559)
Property and equipment, net	420,236	412,030
Other assets:
Operating lease right-of-use assets	1,425,560	1,397,555
Intangible assets, net	10,873	11,330
Trademarks	283,500	283,500
Goodwill	161,645	329,986
Other assets, net	254,132	240,707
Total other assets	2,135,710	2,263,078
	$2,745,219	$3,001,092
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$29,999	$29,964
Current operating lease liabilities	160,852	142,518
Accounts payable	68,964	84,960
Accrued liabilities	178,686	302,178
Total current liabilities	438,501	559,620
Long-term liabilities:
Long-term debt, net of current maturities	1,705,927	1,724,933
Long-term operating lease liabilities, net of current portion	1,284,718	1,265,514
Deferred tax liabilities	19,105	26,229
Other long-term liabilities	142,781	143,123
Total long-term liabilities	3,152,531	3,159,799
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,819,241 and 82,645,814 issued, respectively	828	826
Capital in excess of par value	531,304	520,076
Retained earnings	1,853,118	1,937,598
Accumulated other comprehensive loss	(50,581)	(51,790)
Treasury stock, at cost, 63,694,503 and 62,910,964 shares, respectively	(3,180,482)	(3,125,037)
Total stockholders’ deficit	(845,813)	(718,327)
	$2,745,219	$3,001,092

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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Year-to-date
	July 7, 2024	July 9, 2023
Cash flows from operating activities:
Net (loss) earnings	$(58,637)	$108,929
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation and amortization	46,206	48,460
Amortization of franchise tenant improvement allowances and incentives	3,967	3,295
Deferred finance cost amortization	3,722	3,915
Excess tax deficiency from share-based compensation arrangements	5	71
Deferred income taxes	(10,314)	1,648
Share-based compensation expense	11,018	7,991
Pension and post-retirement expense	5,264	5,359
Gains on cash surrender value of company-owned life insurance	(11,776)	(8,331)
Losses (gains) on the sale of company-operated restaurants	1,384	(10,323)
Gains on acquisition of restaurants	(2,357)	—
Losses (gains) on the disposition of property and equipment, net	1,675	(9,155)
Impairment charges and other	163,169	6,232
Changes in assets and liabilities, excluding acquisitions:
Accounts and other receivables	17,385	12,902
Inventories	(262)	658
Prepaid expenses and other current assets	4,141	5,714
Operating lease right-of-use assets and lease liabilities	6,191	5,357
Accounts payable	(16,720)	(28,068)
Accrued liabilities	(114,100)	32,525
Pension and post-retirement contributions	(4,784)	(4,674)
Franchise tenant improvement allowance and incentive disbursements	(1,919)	(2,745)
Other	(3,995)	2,311
Cash flows provided by operating activities	39,263	182,071
Cash flows from investing activities:
Purchases of property and equipment	(85,768)	(56,669)
Proceeds from the sale of property and equipment	10,899	25,174
Proceeds from the sale and leaseback of assets	4,413	3,673
Proceeds from the sale of company-operated restaurants	2,168	51,845
Other	—	1,465
Cash flows (used in) provided by investing activities	(68,288)	25,488
Cash flows from financing activities:
Repayments of borrowings on revolving credit facilities	—	(50,000)
Principal repayments on debt	(22,288)	(22,620)
Dividends paid on common stock	(25,633)	(27,198)
Proceeds from issuance of common stock	2	263
Repurchases of common stock	(54,999)	(60,431)
Payroll tax payments for equity award issuances	(3,206)	(1,593)
Cash flows used in financing activities	(106,124)	(161,579)
Net (decrease) increase in cash and restricted cash	(135,149)	45,980
Cash and restricted cash at beginning of period	185,907	136,040
Cash and restricted cash at end of period	$50,758	$182,020
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA
(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	July 7, 2024	July 9, 2023	July 7, 2024	July 9, 2023
Revenues:
Company restaurant sales	45.1%	50.0%	45.6%	50.9%
Franchise rental revenues	24.1%	21.7%	23.6%	21.1%
Franchise royalties and other	15.0%	13.8%	15.0%	14.0%
Franchise contributions for advertising and other services	15.8%	14.4%	15.8%	14.0%
	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	27.8%	29.5%	28.0%	29.8%
Payroll and employee benefits (1)	34.8%	32.2%	33.2%	32.4%
Occupancy and other (1)	19.4%	18.8%	19.1%	19.1%
Franchise occupancy expenses (2)	65.1%	62.5%	65.1%	62.4%
Franchise support and other costs (3)	7.0%	7.4%	7.0%	4.7%
Franchise advertising and other services expenses (4)	103.7%	104.1%	104.0%	104.5%
Selling, general and administrative expenses	8.0%	10.0%	9.3%	9.8%
Depreciation and amortization	3.7%	3.6%	3.8%	3.7%
Pre-opening costs	0.2%	0.0%	0.2%	0.1%
Goodwill impairment	44.1%	—%	13.3%	—%
Other operating expenses (income), net	1.5%	1.9%	1.3%	0.4%
Losses (gains) on the sale of company-operated restaurants	—%	(1.5)%	0.1%	(0.8)%
Earnings from operations	(27.7)%	16.0%	2.6%	17.1%
Income tax rate (5)	(0.1)%	32.6%	(66.0)%	30.4%
____________________________
(1)As a percentage of company restaurant sales.
(2)As a percentage of franchise rental revenues.
(3)As a percentage of franchise royalties and other.
(4)As a percentage of franchise contributions for advertising and other services.
(5)As a percentage of earnings from operations and before income taxes.

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Jack in the Box Inc.

Jack in the Box systemwide sales (in thousands):	12 Weeks Ended		40 Weeks Ended
	July 7, 2024	July 9, 2023	July 7, 2024	July 9, 2023
Company-operated restaurant sales	$100,355	$96,820	$331,339	$318,451
Franchised restaurant sales (1)	931,303	948,457	3,069,318	3,088,697
Systemwide sales (1)	$1,031,658	$1,045,277	$3,400,657	$3,407,148

Del Taco systemwide sales (in thousands):	12 Weeks Ended		40 Weeks Ended
	July 7, 2024	July 9, 2023	July 7, 2024	July 9, 2023
Company-operated restaurant sales	$66,125	$101,696	$226,279	$352,860
Franchised restaurant sales (1)	157,231	129,112	510,561	394,105
Systemwide sales (1)	$223,356	$230,808	$736,840	$746,965
____________________________

(1)Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the condensed consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Adjusted Net Income, Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share
Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding acquisition, integration and strategic initiatives, net COLI gains, pension and post-retirement benefit costs, goodwill impairment, losses (gains) on the sale of company-operated restaurants, excess tax (benefits) shortfall from share-based compensation arrangements, and the tax-related impacts of the above adjustments.
Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.
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Jack in the Box Inc.

Below is a reconciliation of Non-GAAP Adjusted Net Income to the most directly comparable GAAP measure of net income. Also below is a reconciliation of Non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share:

	12 Weeks Ended
	July 7, 2024	July 9, 2023
Net income, as reported	$(122,300)	$29,168
Acquisition, integration, and strategic initiatives (1)	4,723	2,463
Net COLI gains (2)	(3,223)	(579)
Pension and post-retirement benefit costs (3)	1,579	1,608
Goodwill impairment (4)	162,624	—
Losses (gains) on the sale of company-operated restaurants (5)	65	(5,794)
Excess tax (benefits) shortfall from share-based compensation arrangements	53	(72)
Tax impact of adjustments (6)	(11,366)	3,238
Non-GAAP Adjusted Net Income	$32,155	$30,032

Weighted-average shares outstanding - diluted	19,541	20,649

Diluted earnings per share – GAAP	$(6.26)	$1.41
Acquisition, integration, and strategic initiatives (1)	0.24	0.12
Net COLI gains (2)	(0.16)	(0.03)
Pension and post-retirement benefit costs (3)	0.08	0.08
Goodwill impairment (4)	8.32	—
Losses (gains) on the sale of company-operated restaurants (5)	0.00	(0.28)
Excess tax (benefits) shortfall from share-based compensation arrangements	0.00	(0.00)
Tax impact of adjustments (6)	(0.58)	0.15
Operating Earnings Per Share – non-GAAP (7)	$1.65	$1.45

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(1) Acquisition, integration and strategic initiatives reflect charges that are not part of our ongoing operations, including consulting fees for discrete project-based strategic initiatives that are not expected to recur in the foreseeable future.
(2) Net COLI gains reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(3) Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as our two legacy post-retirement plans.
(4) Represents the impairment taken on the Del Taco reporting unit goodwill.
(5) Losses (gains) on the sale of company-operated restaurants
(6) Tax impacts for the quarter calculated based on the non-GAAP Operating EPS tax rate of 26.2% in the current quarter and 26.8% in the prior year quarter.
(7) Operating Earnings Per Share may not add due to rounding.
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Jack in the Box Inc.

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, losses (gains) on the sale of company-operated restaurants, other operating expenses (income), net, goodwill impairment, depreciation and amortization, amortization of cloud computing costs, amortization of favorable and unfavorable leases and subleases, net, amortization of franchise tenant improvement allowances and other, net COLI gains, and pension and post-retirement benefit costs.
Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.
Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands):

	12 Weeks Ended
	July 7, 2024	July 9, 2023
Net earnings (loss) - GAAP	$(122,300)	$29,168
Income taxes	83	14,104
Interest expense, net	18,402	18,662
Losses (gains) on the sale of company-operated restaurants	65	(5,794)
Other operating expenses (income), net (1)	5,641	7,656
Goodwill impairment (2)	162,624	—
Depreciation and amortization	13,827	14,460
Amortization of cloud-computing costs (3)	787	1,170
Amortization of favorable and unfavorable leases and subleases, net (4)	234	127
Amortization of franchise tenant improvement allowances and other	1,191	1,057
Net COLI gains (5)	(3,223)	(579)
Pension and post-retirement benefit costs (6)	1,579	1,608
Adjusted EBITDA – non-GAAP	$78,910	$81,639

(1) Other operating expense (income), net includes: acquisition, integration and strategic initiatives; costs of closed restaurants; operating restaurant impairment charges; accelerated depreciation and gains/losses on disposition of property and equipment, net.
(2) Goodwill impairment charges recognized on the Del Taco reporting unit in the third quarter of 2024.
(3) Amortization of cloud computing costs includes the amounts for the non-cash amortization of capitalized implementation costs related to cloud-based software arrangements that are included within selling, general and administrative expenses.
(4) Amortization of favorable and unfavorable leases and subleases, net, which is not already included in the other operating expense (income), net, noted above
(5) Net COLI gains reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(6) Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as the two legacy post-retirement plans.
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Jack in the Box Inc.

Restaurant-Level Margin
Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and selling, general, and administrative expenses. Certain other costs, such as depreciation and amortization, goodwill impairment, other operating expenses (income), net, losses (gains) on the sale of company-operated restaurants, and other costs that are considered normal operating costs are excluded as they are considered corporate-level shared service costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-operated restaurants.
Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):
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Jack in the Box Inc.

	12 weeks ended July 7, 2024
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$86,580	$(154,004)	$(34,812)	$(102,236)
Franchise rental revenues	(82,154)	(6,971)	—	(89,125)
Franchise royalties and other	(47,822)	(7,471)	—	(55,293)
Franchise contributions for advertising and other services	(51,419)	(6,854)	—	(58,273)
Franchise occupancy expenses	51,055	6,934	—	57,989
Franchise support and other costs	2,894	959	—	3,853
Franchise advertising and other services expenses	52,810	7,634	—	60,444
Selling, general and administrative expenses	7,655	5,662	16,263	29,580
Depreciation and amortization	—	—	13,827	13,827
Pre-opening costs	646	205	—	851
Goodwill impairment	—	162,624	—	162,624
Other operating expenses (income), net	871	48	4,722	5,641
Losses (gains) on the sale of company-operated restaurants	—	65	—	65
Restaurant-Level Margin - Non-GAAP	$21,116	$8,831	$—	$29,947

Company restaurant sales	$100,355	$66,125	$—	$166,480

Restaurant-Level Margin % - Non-GAAP	21.0%	13.4%	N/A	18.0%

	12 weeks ended July 9, 2023
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$88,172	$13,575	$(38,205)	$63,542
Franchise rental revenues	(83,271)	(2,977)	—	(86,248)
Franchise royalties and other	(48,761)	(6,208)	—	(54,969)
Franchise contributions for advertising and other services	(51,360)	(5,849)	—	(57,209)
Franchise occupancy expenses	51,013	2,918	—	53,931
Franchise support and other costs	3,526	553	—	4,079
Franchise advertising and other services expenses	53,519	6,050	—	59,569
Selling, general and administrative expenses	8,861	9,473	21,283	39,617
Depreciation and amortization	—	—	14,460	14,460
Pre-opening costs	155	27	—	182
Other operating expenses (income), net	(633)	5,827	2,462	7,656
Losses (gains) on the sale of company-operated restaurants	(96)	(5,698)	—	(5,794)
Restaurant-Level Margin - Non-GAAP	$21,125	$17,691	$—	$38,816

Company restaurant sales	$96,820	$101,696	$—	$198,516

Restaurant-Level Margin % - Non-GAAP	21.8%	17.4%	N/A	19.6%

(1) The "Other" category includes shared services costs and other unallocated costs
(2) The totals might not agree to consolidated within the Form 10-Q due to rounding.
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Jack in the Box Inc.

Franchise-Level Margin
Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and selling, general, and administrative expenses. Certain other costs, such as depreciation and amortization, goodwill impairment, other operating expenses (income), net, losses (gains) on the sale of company-operated restaurants, and other costs that are considered normal operating costs are excluded as they are considered corporate-level shared service costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.
Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):
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Jack in the Box Inc.

	12 weeks ended July 7, 2024
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$86,580	$(154,004)	$(34,812)	$(102,236)
Company restaurant sales	(100,355)	(66,125)	—	(166,480)
Food and packaging	29,352	16,898	—	46,250
Payroll and employee benefits	32,421	25,495	—	57,916
Occupancy and other	17,464	14,901	—	32,365
Selling, general and administrative expenses	7,655	5,662	16,263	29,580
Depreciation and amortization	—	—	13,827	13,827
Pre-opening costs	646	205	—	851
Goodwill impairment	—	162,624	—	162,624
Other operating expenses (income), net	871	48	4,722	5,641
Losses (gains) on the sale of company-operated restaurants	—	65	—	65
Franchise-Level Margin - Non-GAAP	$74,634	$5,769	$—	$80,403

Franchise rental revenues	$82,154	$6,971	$—	$89,125
Franchise royalties and other	47,822	7,471	—	55,293
Franchise contributions for advertising and other services	51,419	6,854	—	58,273
Total franchise revenues	$181,395	$21,296	$—	$202,691

Franchise-Level Margin % - Non-GAAP	41.1%	27.1%	N/A	39.7%

	12 weeks ended July 9, 2023
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$88,172	$13,575	$(38,205)	$63,542
Company restaurant sales	(96,820)	(101,696)	—	(198,516)
Food and packaging	30,384	28,171	—	58,555
Payroll and employee benefits	29,292	34,579	—	63,871
Occupancy and other	16,021	21,254	—	37,275
Selling, general and administrative expenses	8,861	9,473	21,283	39,617
Depreciation and amortization	—	—	14,460	14,460
Pre-opening costs	155	27	—	182
Other operating expenses (income), net	(633)	5,827	2,462	7,656
Losses (gains) on the sale of company-operated restaurants	(96)	(5,698)	—	(5,794)
Franchise-Level Margin - Non-GAAP	$75,336	$5,512	$—	$80,848

Franchise rental revenues	$83,271	$2,977	$—	$86,248
Franchise royalties and other	48,761	6,208	—	54,969
Franchise contributions for advertising and other services	51,360	5,849	—	57,209
Total franchise revenues	$183,392	$15,034	$—	$198,426

Franchise-Level Margin % - Non-GAAP	41.1%	36.7%	N/A	40.7%

(1) The "Other" category includes shared services costs and other unallocated costs
(2) The totals might not agree to consolidated within the Form 10-Q due to rounding.
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